EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CSX Omnibus Incentive Plan of our report dated February 9, 2000, with respect to the consolidated financial statements of CSX Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Richmond, Virginia
August 2, 2000